As filed with the Securities and Exchange Commission on June 24, 2015

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

_____________________

Fogo de Chão, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware		45-5353489

(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
14881 Quorum Drive, Suite 750 Dallas, TX 75254 (972) 960-9533
(Address of Principal Executive Offices)

_____________________

Brasa (Parent) Inc. 2012 Omnibus Equity Incentive Plan (Full Title of the Plan)

_____________________

Albert G. McGrath General Counsel 14881 Quorum Drive, Suite 750 Dallas, TX 75254 (972) 960-9533
(Name and Address of Agent for Service) (Telephone Number, Including Area Code, of Agents for Service)

_____________________

With a copy to:
Kyoko Takahashi Lin Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

_____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01	2,281,217.00	$20.00	$45,624,340.00	$5,301.55
Total	2,281,217.00	N/A	$45,624,340.00	$5,301.55

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of Common Stock, par value $0.01 per share (“Common Stock”), of Fogo de Chão, Inc. (the “Company” or the “Registrant”) (i) issuable pursuant to the Brasa (Parent) Inc. 2012 Omnibus Equity Incentive Plan (the “Omnibus Plan”), (ii) to be issued in the future under the Omnibus Plan and (iii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that become issuable under the Omnibus Plan by reason of any stock dividend, stock split, or other similar transaction.

(2)	Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the initial public offering price of the Registrant’s Common Stock as set forth in the Registrant’s prospectus dated June 18, 2015 relating to the Registrant’s initial public offering.

(3)	Rounded up to the nearest penny.

PART I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Company’s Registration Statement on Form S-1 (Registration No. 333-203527), as originally filed by the Registrant on April 20, 2015, and subsequently amended.

(b) The description of the Company’s capital stock which is contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-37450), dated June 16, 2015, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of the shares of the Company’s Common Stock offered hereby has been passed upon by Albert G. McGrath, General Counsel of the Company. Mr. McGrath has received awards under the Plan.

Item 6. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts. The Company’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Company’s existing certificate of incorporation generally provides that the Company will indemnify its directors and officers to the fullest extent permitted by law. The Company’s existing certificate of incorporation also provides that the indemnification and advancement of expenses provided by, or granted pursuant to the existing certificate of incorporation are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or otherwise. Section 145(f) of the DGCL further provides that a right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission which is the subject of the civil, criminal, administrative or investigation action, suit or proceeding for which indemnification or advancement of expenses is sought.

The Company currently has indemnification agreements in place with its directors. In connection with the initial public offering, the Company intends to enter into the Indemnification Agreement with each of its directors and executive officers, which is in addition to and may be broader than the indemnification provided for in its charter documents. These agreements, among other things, provide for indemnification of its directors and executive officers for expenses, judgments, fines and settlement amounts incurred by such person in any action or proceeding arising out of such person’s services as a director or executive officer or at the Company’s request. The Form of Indemnification Agreement between Fogo de Chão, Inc. and its directors and certain officers is filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 filed on June 8, 2015, as amended (Commission File No. 333-203527).

The Company also will maintain officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the registrant may, in such capacities, incur. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.

The Underwriting Agreement the Company has entered into in connection with the initial public offering of common stock described in its registration statement on Form S-1 provides for indemnification by the underwriters of the registrant and its executive officers and directors, by the registrant of the underwriters, for certain liabilities, including liabilities arising under the Securities Act. The Form of Underwriting Agreement is filed as Exhibit 1.1 to the Company’s Registration Statement on Form S-1 filed on June 8, 2015, as amended (Commission File No. 333-203527).

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number

4.1	Form of Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 dated June 8, 2015 (Commission File No. 333-203527)

4.2	Form of Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 dated June 8, 2015 (Commission File No. 333-203527)

5.1	Opinion of Albert G. McGrath, Esq.

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP

23.2	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP

23.3	Opinion of Albert G. McGrath, Esq. (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature page)

99.1	Brasa (Parent) Inc. 2012 Omnibus Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed on April 20, 2015 (Commission File No. 333-203527))

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the Omnibus Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Fogo de Chão, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on the 24th day of June, 2015.

Fogo de Chão, Inc.

By:	/s/ Lawrence J. Johnson
	Name:	Lawrence J. Johnson
	Title:	Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Lawrence J. Johnson and Anthony D. Laday and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed this 24th day of June, 2015 by the following persons in the following capacities.

Signature	Title	Date

/s/ Lawrence J. Johnson	Director and Chief Executive Officer	June 24, 2015
Lawrence J. Johnson	(Principal Executive Officer)

/s/ Anthony D. Laday	Chief Financial Officer	June 24, 2015
Anthony D. Laday	(Principal Financial Officer)

/s/ Michal A. Prentiss	Chief Accounting Officer	June 24, 2015
Michael A. Prentiss	(Principal Accounting Officer)

/s/ George Barry McGowan	President	June 24, 2015
George Barry McGowan

/s/ Todd M. Abbrecht	Director	June 24, 2015
Todd M. Abbrecht

/s/ Gerald W. Deitchle	Director	June 24, 2015
Gerald W. Deitchle

/s/ Douglas A. Haber	Director	June 24, 2015
Douglas A. Haber

/s/ Neil Moses	Director	June 24, 2015
Neil Moses

/s/ Douglas R. Pendergast	Director	June 24, 2015
Douglas R. Pendergast

/s/ Jeff T. Swenson	Director	June 24, 2015
Jeff T. Swenson

EXHIBIT INDEX

Exhibit Number

4.1	Form of Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 dated June 8, 2015 (Commission File No. 333-203527)

4.2	Form of Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 dated June 8, 2015 (Commission File No. 333-203527)

5.1	Opinion of Albert G. McGrath, Esq.

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP

23.2	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP

23.3	Opinion of Albert G. McGrath, Esq. (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature page)

99.1	Brasa (Parent) Inc. 2012 Omnibus Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed on April 20, 2015 (Commission File No. 333-203527))